EXHIBIT 99.1

MercadoLibre, Inc. Reports Third Quarter 2016 Financial Results

47.6 million Sold Items, up 40.0%, 36.8 million Total Payment Transactions, up 67.6%

Net Revenues of $230.8 million, growing 36.9% in USD, 66.3% in local currencies

Net Income of $38.9 million, resulting in EPS of $0.88.

BUENOS AIRES, Argentina, Nov. 03, 2016 (GLOBE NEWSWIRE) -- MercadoLibre, Inc. (Nasdaq:MELI) (http://www.mercadolibre.com), Latin America's leading e-commerce technology company, today reported financial results for the three month period ended September 30, 2016.

Pedro Arnt, Chief Financial Officer of Mercado Libre, Inc., commented, “We continue to make progress in expanding our enhanced marketplace vision across all our geographies, as we grow the adoption of our payments, credit and shipping solutions in our marketplaces. More importantly, as a consequence of this, we have been able to sustain high growth rates in our trading volume, revenue, and customer satisfaction metrics”

Third Quarter 2016 Business Highlights

  MercadoPago had an exceptional quarter, processing $2,114.0 million dollars in Total Payment Volume for the first time in Mercado Libre’s history and surpassing its core marketplace Gross Merchandise Volume. Total Payment Transactions through MercadoPago were 36.8 million, a 67.6% increase year over year.
  Gross Merchandise Volume was $2,040.2 million, a 10.8% increase in USD and 45.9 % increase in local currencies. Excluding Venezuela, Gross Merchandise Volume grew 39.3% on an FX neutral basis. Items sold during the third quarter of 2016 increased to 47.6 million, a 40.0 % increase year-over-year. Brazil and Mexico were the highlights of the quarter, as items sold year on year growth accelerated to 61% and 33% respectively.

Materializing our strategic vision through successful execution

  MercadoPago’s off platform business continued to deliver positive results, growing Total Payment Volume 101% year-over-year in local currencies, the sixth consecutive quarter of triple digit growth. Off platform payments growth was driven mainly by cross border and open platform integrations in all markets.
  Total items shipped through MercadoEnvíos, increased 86% year-over-year to 23.1 million units. MercadoEnvíos shipped 72% of items sold Brazil, 43% in Mexico, 27% in Argentina and 31% in Colombia.
  Advertising revenues grew 84% in local currencies propelled by the Product Ads in search format, which already represent 30% of advertising revenues.
  Classifieds revenues from professional sellers grew 20% year on year in local currencies and already represent close to 2/3 of total revenues from the Classifieds business segment. During the quarter, listings increased 40% year over year to an all-time high of to 2.4M.

Third Quarter 2016 Financial Highlights

  Net revenues for the third quarter were $230.8 million, a year-over-year increase of 36.9% and 66.3% in local currencies. Marketplace revenues grew 70.7% in local currencies and 36.3% in USD, while non-marketplace revenues grew 60.1% in local currencies and 37.7% in USD, explained mainly by the growth of MercadoPago -financing and merchant services-, Shipping and Advertising.
  Gross profit for the third quarter of 2016 was $145.6 million. Gross profit margin was 63.1%, compared to 66.3% in the third quarter of 2015. Most of the margin compression is explained by investments in hosting and customer service, higher sales taxes due to the increased adoption of payments, credit and shipping services, as well as costs related to the sales of our Mobile POS payment devices.
  Total operating expenses increased to $91.9 million, up 38.2% as compared to last year’s third quarter on an as reported basis. As a percentage of revenues, operating expenses were 39.8%, vs 39.5% in the third quarter of 2015.
  Income from operations was $53.7 million, up 18.6% year-over-year on an as reported basis. As a percentage of revenues, income from operations was 23.3%, down from 26.8% during the same period in 2015.
  Interest income grew 71.2% year-over-year to $9.9 million, attributable to higher interest rates particularly in Argentina and Brazil, and larger invested amounts.
  The company incurred a $6.4 million Financial Expense, mainly as a consequence of interest accruals on the Convertible Bond issued in June of 2014.
  Foreign exchange loss was negative $4.8 million mainly due to the depreciation of USD balances held by our subsidiaries, primarily in Brazil.
  Net income before taxes was $52.3 million, up 9.8% year-over-year on an as reported basis.
  Income tax expense was $13.4 million during the third quarter, yielding a blended tax rate for the period of 25.6%.
  Net income as reported for the quarter was $38.9 million dollars, resulting in a margin of 16.9%, down 14.7% year-over-year, and resulting in basic net income per share of 88 cents.
  Net cash from operating activities was $102.8 million. Free cash flow, defined as cash from operating activities less payment for the acquisition of property, equipment, intangible assets, advances for property and equipment net of financial liabilities and payment for acquired businesses net of cash acquired, was $78.7 million. *

 (*) See note on “Non-GAAP Financial Measures”

Third Quarter 2016 Corporate Highlights

  The company declared a quarterly dividend of $0.15 per share; this quarterly dividend is payable on January 16, 2017 to stockholders of record as of the close of business on December 31, 2016.

The following table summarizes certain key performance metrics for the three months ended September 30, 2016 and 2015.

	Three months ended September 30, (in MM)
	2016	2015	%YoY	%YoY Local Currency
Total confirmed registered users at the end of period	159.3	138.4	15.1%	-
New confirmed registered users during the period	7.7	6.1	26.3%	-
Gross merchandise volume	$2,040.2	$1,842.1	10.8%	45.9%
Number of successful items sold	47.6	34.0	40.0%	-
Number of successful items shipped	23.1	12.4	86%
Total payment volume	$2,114.0	$1,384.4	52.7%	84.5%
Total volume of payments on marketplace	$1,519.9	$1,002.3	51.6%
Total payment transactions	36.8	22.0	67.6%	-

Table of Year-on-Year Local Currency Revenue Growth Rates by Quarter

	YoY Growth rates
Consolidated Net Revenues
	Q3'15	Q4'15	Q1'16	Q2'16	Q2'16
Brazil	47%	42%	54%	61%	62%
Argentina	83%	79%	71%	89%	68%
Mexico	26%	29%	42%	35%	36%
Venezuela	281%	272%	249%	185%	152%
Others	3%	14%	19%	30%	33%
Total	68%	69%	75%	73%	66%

Table of Year-on-Year USD Revenue Growth Rates by Quarter

	YoY Growth rates
Consolidated Net Revenues
	Q3'15	Q4'15	Q1'16	Q2'16	Q3'16
Brazil	-5%	-6%	13%	41%	76%
Argentina	64%	52%	2%	19%	4%
Mexico	0%	6%	18%	15%	19%
Venezuela	-4%	-7%	-13%	31%	-22%
Others	-13%	-8%	-1%	14%	33%
Total	14%	12%	6%	29%	37%

Conference Call and Webcast

The Company will host a conference call and audio webcast on November 3, 2016 at 4:30 p.m. Eastern Time. The conference call may be accessed by dialing +(970) 315-0420 or +(877) 303-7209 (Conference ID 4696845) and requesting inclusion in the call for Mercado Libre. The live conference call can be accessed via audio webcast at the investor relations section of the Company's website, at http://investor.mercadolibre.com. An archive of the webcast will be available for one week following the conclusion of the conference call.

Definition of Selected Operational Metrics

Blended tax rate – Defined as income and asset tax expense as a percentage of income before income and assets tax.

Excluding Venezuela – Given the current currency distortions and hyperinflation present in Venezuela, the Company’s growth data disclosed above excludes the impact of the results of operations from its Venezuelan subsidiaries. The disclosure of this data enables investors to evaluate the company’s operating performance from period to period without the distortions caused by Venezuela’s hyperinflation and foreign exchange policies.

Free Cash Flow – Defined as cash flows from operating activities less payment and advances for the acquisition of property, equipment, intangible assets net of financial liabilities and payment for acquired business net of cash acquired.

Foreign Exchange (“FX”) Neutral – Calculated by using the average monthly exchange rate of each month of 2015 and applying it to the corresponding months in the current year, so as to calculate what the results would have been had exchange rates remained constant. Intercompany allocations are excluded from this calculation. These calculations do not include any other macroeconomic effect such as local currency inflation effects or any price adjustment to compensate local currency inflation or devaluations.

Gross merchandise volume – Measure of the total U.S. dollar sum of all transactions completed through the Mercado Libre Marketplace, excluding motor vehicles, vessels, aircraft, real estate, and services.

Items sold – Measure of the number of items sold/purchased through the Mercado Libre Marketplace.

Local Currency Growth Rates – Refer to FX Neutral definition

Net income margin – Defined as net income as a percentage of net revenues.

New confirmed registered users – Measure of the number of new users who have registered on the Mercado Libre platform (including Mercado Pago) and confirmed their registration. Since July’12, registration and confirmation take place in the same step of the registration flow.

Operating margin – Defined as income from operations as a percentage of net revenues.

Total confirmed registered users – Measure of the cumulative number of users who have registered on the Mercado Libre platform (including Mercado Pago) and confirmed their registration. Since July ’12, registration and confirmation take place in the same step of the registration flow.

Total payment transactions – Measure of the number of all transactions completed using MercadoPago.

Total volume of payments on marketplace - Measure of the total U.S. dollar sum of all marketplace transactions paid for using MercadoPago, excluding shipping and financing fees.

Total payment volume – Measure of total U.S. dollar sum of all transactions paid for using MercadoPago.

About Mercado Libre

Founded in 1999, Mercado Libre is Latin America's leading e-commerce technology company. Through its primary platforms, Mercado Libre.com and Mercado Pago.com, it provides solutions to individuals and companies buying, selling, advertising, and paying for goods and services online.

Mercado Libre.com serves millions of users and creates a market for a wide variety of goods and services in an easy, safe and efficient way. The site is among the top 50 in the world in terms of page views and is the leading retail platform in unique visitors in the major countries in which it operates according to metrics provided by comScore Networks.  The Company is listed on NASDAQ (Nasdaq: MELI) following its initial public offering in 2007.

For more information about the Company visit: http://investor.mercadolibre.com.

The Mercado Libre, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4193

Consolidated balance sheets
(In thousands of U.S. dollars)

	September 30,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$187,995	$166,881
Short-term investments	283,650	202,112
Accounts receivable, net	31,086	28,428
Credit cards receivables, net	226,818	131,946
Prepaid expenses	6,299	6,007
Inventory	1,388	222
Other assets	21,871	9,577
Total current assets	759,107	545,173
Non-current assets:
Long-term investments	155,178	187,621
Property and equipment, net	121,006	81,633
Goodwill	94,493	86,545
Intangible assets, net	27,725	28,991
Deferred tax assets	44,066	29,688
Other assets	54,482	43,955
Total non-current assets	496,950	458,433
Total assets	$1,256,057	$1,003,606
Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$95,970	$62,038
Funds payable to customers	313,837	203,247
Salaries and social security payable	43,676	32,918
Taxes payable	27,810	10,092
Loans payable and other financial liabilities	6,077	1,965
Other liabilities	2,319	7,667
Dividends payable	6,624	4,548
Total current liabilities	496,313	322,475
Non-current liabilities:
Salaries and social security payable	14,801	10,422
Loans payable and other financial liabilities	299,472	294,342
Deferred tax liabilities	36,070	27,049
Other liabilities	14,414	9,860
Total non-current liabilities	364,757	341,673
Total liabilities	$861,070	$664,148

Equity:

Common stock, $0.001 par value, 110,000,000 shares authorized,
44,157,341 and 44,156,854 shares issued and outstanding at September 30,
2016 and December 31, 2015, respectively	$44	$44
Additional paid-in capital	137,979	137,923
Retained earnings	505,915	440,770
Accumulated other comprehensive loss	(248,951)	(239,279)
Total Equity	394,987	339,458
Total Liabilities and Equity	$1,256,057	$1,003,606

Consolidated statements of income

(In thousands of U.S. dollars)	Nine Months Ended September 30,		Three Months Ended September 30,
	2016	2015	2016	2015

Net revenues	$588,121	$471,058	$230,847	$168,641
Cost of net revenues	(213,993)	(151,832)	(85,199)	(56,813)
Gross profit	374,128	319,226	145,648	111,828
Operating expenses:
Product and technology development	(72,223)	(53,927)	(26,066)	(17,042)
Sales and marketing	(107,743)	(86,442)	(39,723)	(31,125)
General and administrative	(64,061)	(57,127)	(26,150)	(18,381)
Impairment of Long-Lived Assets	(13,717)	(16,226)	—	—
Total operating expenses	(257,744)	(213,722)	(91,939)	(66,548)
Income from operations	116,384	105,504	53,709	45,280

Other income (expenses):
Interest income and other financial gains	25,192	14,768	9,892	5,777
Interest expense and other financial losses	(18,807)	(16,162)	(6,492)	(6,011)
Foreign currency (loss) gain	(5,062)	(6,647)	(4,823)	2,570
Net income before income / asset tax expense	117,707	97,463	52,286	47,616

Income / asset tax expense	(32,690)	(30,639)	(13,374)	(1,976)
Net income	$85,017	$66,824	$38,912	$45,640

	Nine Months Ended September 30,		Three Months Ended September 30,
	2016	2015	2016	2015
Basic EPS
Basic net income
Shareholders per common share	$1.93	$1.51	$0.88	$1.03
Weighted average of outstanding common shares	44,157,215	44,155,303	44,157,341	44,155,830
Diluted EPS
Diluted net income
Shareholders per common share	$1.93	$1.51	$0.88	$1.03
Weighted average of outstanding common shares	44,157,215	44,155,303	44,157,341	44,155,830

Cash Dividends declared	0.450	0.309	0.150	0.103

Consolidated statements of cash flows

(In thousands of U.S. dollars)	Nine Months Ended September 30,
	2016	2015

Cash flows from operations:
Net income	$85,017	$66,824
Adjustments to reconcile net income to net cash provided by operating activities:
Unrealized Devaluation Loss, net	5,162	6,080
Impairment of Long-Lived Assets	13,717	16,226
Depreciation and amortization	20,698	16,956
Accrued interest	(12,643)	(9,311)
Non cash interest and convertible bonds amortization of debt discount and amortization of debt issuance costs	9,122	12,917
LTRP accrued compensation	19,251	8,032
Deferred income taxes	(5,895)	6,206
Changes in assets and liabilities:
Accounts receivable	(2,409)	(50,105)
Credit Card Receivables	(92,811)	(122,328)
Prepaid expenses	(272)	(4,922)
Inventory	(1,048)	(169)
Other assets	(15,865)	(13,089)
Accounts payable and accrued expenses	13,852	66,898
Funds payable to customers	100,322	100,938
Other liabilities	136	2,226
Interest received from investments	11,348	7,900
Net cash provided by operating activities	147,682	111,279
Cash flows from investing activities:
Purchase of investments	(2,548,060)	(1,435,655)
Proceeds from sale and maturity of investments	2,525,118	1,424,150
Payment for acquired businesses, net of cash acquired	(7,284)	(45,009)
Purchases of intangible assets	(49)	(1,502)
Advance for property and equipment	(6,129)	(17,779)
Purchases of property and equipment	(55,510)	(19,063)
Net cash used in investing activities	(91,914)	(94,858)
Cash flows from financing activities:
Proceeds from loans payable and other financial liabilities	3,892	5,015
Payments on loans payable and other financing	(6,492)	(4,622)
Dividends paid	(17,795)	(16,426)
Repurchase of Common Stock	—	(2,714)
Net cash used in financing activities	(20,395)	(18,747)
Effect of exchange rate changes on cash and cash equivalents	(14,259)	(47,794)
Net increase (decrease) in cash and cash equivalents	21,114	(50,120)
Cash and cash equivalents, beginning of the period	$166,881	223,144
Cash and cash equivalents, end of the period	$187,995	$173,024

Financial results of reporting segments

	Three Months Ended September 30, 2016
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total
	(In thousands)
Net revenues	$131,003	$69,983	$11,807	$6,885	$11,169	$230,847
Direct costs	(77,012)	(39,026)	(10,353)	(3,462)	(7,943)	(137,796)
Direct contribution	53,991	30,957	1,454	3,423	3,226	93,051

Operating expenses and indirect costs of net revenues						(39,342)
Income from operations						53,709

Other income (expenses):
Interest income and other financial gains						9,892
Interest expense and other financial losses						(6,492)
Foreign currency losses						(4,823)
Net income before income / asset tax expense						$52,286

	Three Months Ended September 30, 2015
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total
	(In thousands)
Net revenues	$74,286	$67,234	$9,880	$8,860	$8,381	$168,641
Direct costs	(43,730)	(38,705)	(8,560)	(3,665)	(5,345)	(100,005)
Direct contribution	30,556	28,529	1,320	5,195	3,036	68,636

Operating expenses and indirect costs of net revenues						(23,356)
Income from operations						45,280

Other income (expenses):
Interest income and other financial gains						5,777
Interest expense and other financial losses						(6,011)
Foreign currency gains						2,570
Net income before income / asset tax expense						$47,616

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements presented in accordance with U.S. GAAP, we use free cash flows and foreign exchange (“FX”) neutral measures, adjusted net income before income / asset tax, adjusted income / asset tax, adjusted net income, adjusted blended tax rate and adjusted earnings per share as non-GAAP measures. These non-GAAP measures should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with U.S. GAAP. These non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the most comparable U.S. GAAP financial measures.

Reconciliation of these non-GAAP financial measures to the most comparable U.S. GAAP financial measures can be found in the tables included in this quarterly report. Non-GAAP financial measures are provided to enhance investors’ overall understanding of our current financial performance. Specifically, we believe that free cash flow provides useful information to both management and investors by excluding payments for the acquisition of property and equipment, of intangible assets and of businesses net of cash acquired that may not be indicative of our core operating results. In addition, we report free cash flows to investors because we believe that the inclusion of this measure provides consistency in our financial reporting.

Free cash flow represents cash from operating activities less payment and advances for the acquisition of property and equipment, intangible assets and acquired businesses net of cash acquired. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our operations after the purchases of property and equipment, of intangible assets and of acquired businesses net of cash acquired. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in our cash balance for the period.

The following table shows a reconciliation of Operating Cash Flows to Free Cash Flows:

	Three-month Periods Ended
	September 30,(*)
(In millions)	2016	2015

Net Cash provided by Operating Activities	$102.8	$14.4
Payment for acquired business, net of cash acquired	-	-
Advance for property and equipment	(1.2)	(10.3)
Financial liabilities for acquisition of property and equipment	-	5.0
Purchase of intangible assets	(0.0)	(0.1)
Purchase of property and equipment	(22.9)	(2.8)
Free cash flow	78.7	6.3

(*) The table above may not total due to rounding.

The Company that reconciliation of FX neutral measures to the most directly comparable GAAP measure provides investors an overall understanding of our current financial performance and its prospects for the future. Specifically, we believe these non-GAAP measures provide useful information to both management and investors by excluding the foreign currency exchange rate impact that may not be indicative of our core operating results and business outlook.

The following table sets forth the FX neutral measures related to our reported results of the operations for the three-month period ended September 30, 2016:

	Three-months Periods Ended September 30, (*)
	As reported			FX Neutral Measures
(In millions, except percentages)	2016	2015	Percentage Change	2016	2015	Percentage Change
Net revenues	$230.8	$168.6	36.9%	280.5	$168.6	66.3%
Cost of net revenues	(85.2)	(56.8)	50.0%	(102.5)	(56.8)	80.5%
Gross profit	145.6	111.8	30.2%	178.0	111.8	59.1%

Operating expenses:	(91.9)	(66.5)	38.2%	(117.9)	(66.5)	77.2%
Total operating expenses	(91.9)	(66.5)	38.2%	(117.9)	(66.5)	77.2%
Income from operations	53.7	45.3	18.6%	60.0	45.3	32.6%

(*) The table above may not total due to rounding.

Moreover, the company believes that adjusted net income before income / asset tax, adjusted income / asset tax, adjusted net income, adjusted blended tax rate and adjusted earnings per share provide useful information to both management and investors by excluding the foreign exchange loss attributable to the devaluation in Venezuela and the impairment of long-lived assets, because it may not be indicative of the ordinary course of our business. In addition, the company reports adjusted net income before income / asset tax, adjusted income / asset tax, adjusted net income, adjusted blended tax rate and adjusted earnings per share to investors because the company believes that the inclusion of these measures provides consistency in the Company’s financial reporting and because these financial measures provide useful information to management and investors about what our adjusted net income before income / asset tax, adjusted income / asset tax, adjusted net income, adjusted blended tax rate and adjusted earnings per share, would have been, had the foreign exchange loss in Venezuela and the impairment of long-lived assets not occurred. A limitation of the utility of adjusted net income before income / asset tax, adjusted income / asset tax, adjusted net income, adjusted blended tax rate and adjusted earnings per share, as measures of financial performance, is that these measures do not represent the total foreign exchange effect in our Income Statement for the nine and three-month periods ended September 30, 2016 and 2015:

	Nine-month periods ended (**)		Three-month periods ended (**)
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Net income before income / asset tax expense	$117.7	$97.5	$52.3	$47.6
Devaluation loss in Venezuela	7.4	20.7	0.2	0.1
Impairment of long-lived assets in Venezuela	13.7	16.2	—	—
Adjusted Net income before income / asset tax expense	$138.8	$134.4	$52.5	$47.7
Income and asset tax expense	$(32.7)	$(30.6)	$(13.4)	$(2.0)
Income tax effect on devaluation loss in Venezuela	(4.8)	(3.8)	—	—	(1)
Adjusted Income and asset tax	$(37.5)	$(34.4)	$(13.4)	$(2.0)
Net Income	$85.0	$66.8	$38.9	$45.6
Devaluation loss in Venezuela	7.4	20.7	0.2	0.1
Impairment of long-lived assets in Venezuela	13.7	16.2	—	—
Income tax effect on devaluation loss in Venezuela	(4.8)	(3.8)	—	—	(1)
Adjusted Net Income	$101.3	$100.0	$39.1	$45.7
Weighted average of outstanding common shares	44,157,215	44,155,303	44,157,341	44,155,830
Adjusted Earnings per share	$2.29	$2.26	$0.89	$1.03
Adjusted Blended Tax Rate (2)	27.0%	25.6%	25.5%	4.1%

(**) Stated in millions of U.S. dollars, except for share data. The table above may not total due to rounding.

(1)	Deferred income tax charge related to the Venezuela devaluation under local tax norms.
(2)	Adjusted Income and asset tax over Adjusted Net income before income / asset tax expense.

CONTACT: MercadoLibre, Inc.

Investor Relations

investor@mercadolibre.com

http://investor.mercadolibre.com